Exhibit 99.1

Insulet Reports Second Quarter 2026 Results

Second Quarter Revenue of $802 million, Increase of 23.5% (22.7% in Constant Currency1)

ACTON, Mass. - August 5, 2026 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its financial results for the three months ended June 30, 2026.

Second Quarter Financial Highlights:

•Revenue of $801.7 million, up 23.5%, or 22.7% in constant currency, and exceeded the high end of the Company’s guidance range of 20% - 22% at constant currency rates
◦Total Omnipod revenue of $795.9 million, rose 24.6%, or 23.8% in constant currency
▪U.S. Omnipod revenue of $544.1 million, increased 20.1%
▪International Omnipod revenue of $251.8 million, increased 35.5%, or 32.9% in constant currency
◦Drug Delivery revenue of $5.8 million
•Operating income of $129.7 million, or 16.2% of revenue, down 250 basis points over prior year
•Adjusted operating income1 of $154.5 million, or 19.3% of revenue, up over 140 basis points compared to prior year
•Net income of $95.0 million, or $1.37 per diluted share, compared to $22.5 million, or $0.32 per diluted share, in the prior year
•Adjusted net income1 of $115.0 million, or $1.66 per diluted share, increased 37.4% and 41.5%, respectively, compared to $83.7 million, or $1.17 per diluted share, in the prior year

Recent Strategic Highlights:

•Launched Omnipod 5 and Omnipod DiscoverTM in Spain, expanding access to tubeless diabetes technology. Spain is the 26th country where Insulet sells Omnipod, and the 20th country where Omnipod 5 is available, further accelerating Insulet’s mission to transform the lives of people with diabetes around the world
•Expanded the Omnipod 5 ecosystem through the launch of next-generation algorithm designed to improve time in range and increase time spent in Automated Mode, while broadening sensor choice through expanded compatibility with Abbott’s FreeStyle Libre 3 Plus
•Presented data at the American Diabetes Association 2026 Scientific Sessions reinforcing the strength of its innovation pipeline and next-generation automated insulin delivery technologies
◦STRIVE results supporting Omnipod 6, designed to deliver stronger glycemic outcomes with less user effort2
◦EVOLUTION 3 feasibility study demonstrating the potential of its fully closed-loop technology to improve outcomes, reduce burden, and expand access to automated insulin delivery for people with type 2 diabetes2
•Partnered with Calm to advance whole-person care through free-to-access mindfulness, sleep, and stress-management tools for the global diabetes community

1 See description of non-GAAP financial measures contained in this release.
2 Ly, T et al. The Omnipod® Difference: Patient-Centered Simplicity and Breakthrough Algorithm Performance. Presented at: ADA 2026; June 5-8; New Orleans, LA.

“We delivered another quarter of broad-based growth, robust margin expansion, and positive free cash flow, reflecting the strength of the Omnipod platform. While we are updating our outlook to reflect what we're learning as we scale in type 2, our conviction in the long-term opportunity remains unchanged,” said Ashley McEvoy, President and CEO. “We remain focused on converting those insights into action, further strengthening execution and positioning the business for durable, profitable growth.”

2026 Outlook:

For the quarter ending September 30, 2026 and year ending December 31, 2026, the Company is providing the following guidance (revenue in constant currency):

	Q3 2026 Guidance	FY 2026 Guidance (as of 8/5/2026)	FY 2026 Prior Guidance (as of 5/6/2026)
U.S. Omnipod	14% - 16%	17% - 19%	20% - 22%
International Omnipod	28% - 30%	30% - 32%	26% - 28%
Total Omnipod	18% - 20%	21% - 23%	22% - 24%
Drug Delivery	~(20%)	~(40%)	~(50%)
Total	17.5% - 19.5%	20% - 22%	21% - 23%

Adjusted Operating Margin[1]		~100 bps YoY expansion	~100 bps YoY expansion
Adjusted EPS Growth[1]		>30%	>25%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on August 5, 2026 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior-year periods using the exchange rate in effect during the applicable prior-year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross profit, adjusted gross profit as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense (income), income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, defined as net cash provided by operating activities less capital expenditures. Management uses this non-GAAP measure, in addition to GAAP financial measures, to evaluate our operating results.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, approval of products by regulatory bodies, and achievement of reimbursement from third-party payors. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to, international regulatory, commercial and logistics business risk, including any expansion of tariffs; our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base, including through expansion to additional international markets; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of endorsements by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, including the war with Iran, as well as risks associated with any future pandemic, including supply chain disruptions; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; the regulatory requirements and overall complexity in manufacturing our product and challenges associated with starting new manufacturing lines; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations, our or our contract manufacturer’s ability to successfully implement quality inspection systems, or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy, data protection and artificial intelligence laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall or product safety issues, including potential adverse impacts relating to medical device corrections; breaches or failures of our product or information technology systems, including by cyberattack; our ability to maintain the privacy and security of Company and third-party information; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; our ability to raise additional funds on acceptable terms or at all; restrictions imposed by our Credit Agreement; the volatility of the trading price of our common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2026 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved.

Investor Relations:

Clare Trachtman
Vice President, Investor Relations
ir@insulet.com

Media:

Cristal Downing
Chief Corporate Affairs Officer
pr@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2026	2025	2026	2025
Revenue	$801.7	$649.1	$1,563.4	$1,218.1
Cost of revenue	239.1	196.9	471.8	356.8
Gross profit	562.6	452.2	1,091.6	861.3
Research and development expenses	88.1	73.4	177.8	133.0
Selling, general and administrative expenses	344.8	257.7	662.1	518.4
Operating income	129.7	121.1	251.8	209.9
Interest expense, net	(9.9)	(9.5)	(19.6)	(8.5)
Loss on extinguishment of debt	—	(84.4)	—	(123.9)
Other (expense) income, net	(1.1)	1.3	(0.4)	(0.9)
Income before income taxes	118.7	28.4	231.7	76.5
Income tax expense	(23.7)	(5.9)	(45.6)	(18.6)
Net income	$95.0	$22.5	$186.1	$57.9

Earnings per share:
Basic	$1.37	$0.32	$2.67	$0.82
Diluted	$1.37	$0.32	$2.67	$0.82
Weighted-average number of common shares outstanding (in thousands):
Basic	69,298	70,389	69,642	70,330
Diluted	69,403	70,652	69,803	70,641
Note: Columns may not add or recalculate due to rounding.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$534.9	$716.1
Accounts receivable, net	588.7	516.9
Inventories	484.8	452.6
Prepaid expenses and other current assets	240.7	228.3
Total current assets	1,849.1	1,914.0
Property, plant and equipment, net	858.6	819.5
Other intangible assets, net	115.1	117.1
Goodwill	51.6	51.6
Other assets	290.8	288.2
Total assets	$3,165.1	$3,190.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$123.3	$75.0
Accrued expenses and other current liabilities	602.0	586.7
Current portion of long-term debt	18.9	18.4
Total current liabilities	744.2	680.1
Long-term debt, net	929.5	930.8
Other liabilities	69.2	64.4
Total liabilities	1,742.9	1,675.2
Stockholders' equity	1,422.2	1,515.2
Total liabilities and stockholders’ equity	$3,165.1	$3,190.4

Note: Columns may not add due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2026	2025	Percent Change	Currency Impact	Constant Currency
U.S.	$544.1	$453.2	20.1%	—%	20.1%
International	251.8	185.8	35.5%	2.7%	32.9%
Total Omnipod Products	795.9	639.0	24.6%	0.8%	23.8%
Drug Delivery	5.8	10.2	(43.1)%	—%	(43.1)%
Total	$801.7	$649.1	23.5%	0.8%	22.7%

	Six Months Ended June 30,
(dollars in millions)	2026	2025	Percent Change	Currency Impact	Constant Currency
U.S.	$1,059.7	$854.9	24.0%	—%	24.0%
International	494.6	338.1	46.3%	7.9%	38.4%
Total Omnipod Products	1,554.3	1,193.0	30.3%	2.2%	28.1%
Drug Delivery	9.1	25.1	(63.8)%	—%	(63.8)%
Total	$1,563.4	$1,218.1	28.4%	2.2%	26.2%

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

2026 ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended June 30, 2026
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before income taxes	Net Income(4)	Diluted Earnings per Share	Effective Tax Rate
GAAP	$562.6	70.2%	$129.7	16.2%	$118.7	$95.0	$1.37	20.0%
Voluntary MDCs and related costs(1)	21.9		25.0		25.0	20.0	0.29
CFO transition costs(2)	—		(0.2)		(0.2)	(0.1)	—
Tax matters(3)	—		—		—	0.2	—
Non-GAAP	$584.4	72.9%	$154.5	19.3%	$143.5	$115.0	$1.66	19.8%

	Six Months Ended June 30, 2026
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before income taxes	Net Income(4)	Diluted Earnings per Share	Effective Tax Rate
GAAP	$1,091.6	69.8%	$251.8	16.1%	$231.7	$186.1	$2.67	19.7%
Voluntary MDCs and related costs(1)	33.6		36.7		36.7	29.3	0.42
CFO transition costs(2)	—		(0.5)		(0.5)	(0.4)	(0.01)
Tax matters(3)	—		—		—	(0.2)	—
Non-GAAP	$1,125.2	72.0%	$288.0	18.4%	$267.9	$214.8	$3.08	19.8%

(1) Represents estimated warranty costs associated with the voluntary medical device corrections (MDCs) issued in March and May 2026.
(2) Represents adjustment to the severance benefits for the Company's former Chief Financial Officer (CFO).
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

2025 ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended June 30, 2025
(in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$121.1	18.7%	$28.4	$22.5	$22.5	$0.32	20.8%
CEO transition costs(1)	(5.3)		(5.3)	(5.5)	(5.5)	(0.08)
Loss on extinguishment of debt(2)	—		84.4	84.1	84.1	1.16
Tax matters(3)	—		—	(17.3)	(17.3)	(0.24)
Interest expense, net of tax attributable to assumed conversion of convertible notes	—		—	—	1.2	0.02
Non-GAAP	$115.8	17.8%	$107.5	$83.7	$85.0	$1.17	22.1%

	Six Months Ended June 30, 2025
(in millions)	Operating Income	Percent of Revenue	Income before income taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$209.9	17.2%	$76.5	$57.9	$57.9	$0.82	24.3%
CEO transition costs(1)	(5.3)		(5.3)	(5.5)	(5.5)	(0.07)
Loss on investments(5)	4.7		7.5	5.8	5.8	0.08
Loss on extinguishment of debt(2)	—		123.9	123.0	123.0	1.68
Tax matters(3)	—		—	(23.8)	(23.8)	(0.32)
Interest expense, net of tax attributable to assumed conversion of convertible notes	—		—	—	2.9	0.04
Non-GAAP	$209.2	17.2%	$202.6	$157.4	$160.3	$2.19	22.3%

(1) Represents the forfeiture of equity awards by the Company's former Chief Executive Officer (CEO), net of severance benefits.
(2) Relates to the repurchase of convertible debt.
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED

(in thousands)	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
GAAP weighted average number of common shares outstanding, diluted	70,652	70,641
Convertible notes	1,862	2,671
Non-GAAP weighted average number of common shares outstanding, diluted	72,514	73,311

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2026	Percent of Revenue	2025	Percent of Revenue	2026	Percent of Revenue	2025	Percent of Revenue
Net income	$95.0	11.8%	$22.5	3.5%	$186.1	11.9%	$57.9	4.8%
Interest expense, net	9.9		9.5		19.6		8.5
Income tax expense	23.7		5.9		45.6		18.6
Depreciation and amortization	26.7		22.3		52.9		44.0
Stock-based compensation expense(1)	19.7		7.5		40.9		25.7
Voluntary MDCs and related costs(2)	25.0		—		36.7		—
CFO and CEO transitions(3)	(0.2)		5.4		(0.5)		5.4
Loss on extinguishment of debt(4)	—		84.4		—		123.9
Loss on investments(5)	—		—		—		7.5
Adjusted EBITDA	$199.8	24.9%	$157.5	24.3%	$381.5	24.4%	$291.5	23.9%

(1) Amounts for the three and six months ended June 30, 2025 include $10.8 million reversal of stock-based compensation expense associated with the departure of the Company’s former Chief Executive Officer (CEO).

(2) Represents estimated warranty and related costs associated with the MDCs issued in March and May 2026.
(3) Amounts for the three and six months ended June 30, 2026 represent adjustments to the severance benefits for the Company’s former CFO. The amounts for the three and six months ended June 30, 2025 represent the severance benefits for the Company’s former CEO.

(4) Relates to the repurchase of convertible debt.
(5) Represents losses associated with debt and equity investments.

FREE CASH FLOW

	Six Months Ended June 30,
(in millions)	2026	2025
Net cash provided by operating activities	$202.2	$260.3
Capital expenditures	(56.8)	(30.9)
Free cash flow	$145.4	$229.4

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	17% - 19%	—%	17% - 19%
International Omnipod	33% - 35%	3%	30% - 32%
Total Omnipod	22% - 24%	1%	21% - 23%
Drug Delivery	~(40%)	—%	~(40%)
Total	21% - 23%	1%	20% - 22%

	Three Months Ended September 30, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	14% - 16%	—%	14% - 16%
International Omnipod	26% - 28%	(2)%	28% - 30%
Total Omnipod	17.5% - 19.5%	(0.5)%	18% - 20%
Drug Delivery	~(20%)	—%	~(20%)
Total	17% - 19%	(0.5)%	17.5% - 19.5%